As filed with the Securities and Exchange Commission on November 20, 2002
                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

 ------------------------------------------------------------------------------

                              THE SOUTHERN COMPANY
             (Exact name of registrant as specified in its charter)

           Delaware                                    58-0690070
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303
                                  404-506-5000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            TOMMY CHISHOLM, Secretary
                              THE SOUTHERN COMPANY
                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303
                                  404-506-0540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

------------------------------------------------------------------------------

          The Commission is requested to mail signed copies of all orders, notices and communications to:

              GALE E. KLAPPA                      JOHN D. McLANAHAN, ESQ.
Executive Vice President, Chief Financial          TROUTMAN SANDERS LLP
           Officer and Treasurer                600 Peachtree Street, N.E.
           THE SOUTHERN COMPANY                         Suite 5200
        270 Peachtree Street, N.W.              Atlanta, Georgia 30308-2216
          Atlanta, Georgia 30303

       Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this post-effective amendment to the registration statement.

------------------------------------------------------------------------------

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                                                CALCULATION OF REGISTRATION FEE
========================== ====================== ===================== ===================== ===================

                                                        Proposed              Proposed
   Title of Each Class            Amount                Maximum               Maximum             Amount of
      of Securities                to be            Aggregate Price          Aggregate           Registration
    to be Registered            Registered            Per Unit (1)       Offering Price (1)          Fee
-------------------------- ---------------------- --------------------- --------------------- -------------------

 Common Stock, par value     20,000,000 shares           $25.58             $511,600,000           $47,068
      $5 per share
========================== ====================== ===================== ===================== ===================



         (1) Pursuant to Rule 457(h)(1), these figures are based upon the average of the high and low prices paid for a share of the Company's Common Stock on November 13, 2002, as reported in the New York Stock Exchange consolidated reporting system, and are used solely for the purpose of calculating the registration fee.

------------------------------------------------------------------------------

===============================================================================
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================
The within Prospectus contains information required by Rule 429 of the Commission under the Securities Act of 1933 with respect to 5,372,048 shares remaining unsold under Registration Statement No. 33-97951, declared effective March 3, 1995.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell o the solicitation of an offer to buy no shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such State.


                                    Southern
                                   Investment
                                      Plan
















                                   PROSPECTUS




















                                __________, 2002

                                    CONTENTS
                            Southern Investment Plan

                                                                       Page

AVAILABLE INFORMATION..............................................       2

SOUTHERN COMPANY...................................................       3

THE PLAN
       Purpose.....................................................       3
       Features....................................................       3
       Administration..............................................       4
       Eligibility.................................................       5
       Enrollment..................................................       5
       Dividends...................................................       6
       Optional Cash Payments......................................       6
       Purchase of Common Stock....................................       7
       Plan Shares.................................................       9
       Sale of Plan Shares.........................................      10
       Reports to Participants.....................................      10
       Terminating Plan Participation..............................      11
       Costs and Expenses..........................................      11
       Other Information...........................................      12

INTERPRETATION OF THE PLAN.........................................      13

FEDERAL INCOME TAX CONSEQUENCES....................................      13

USE OF PROCEEDS....................................................      13

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................      14

APPENDIX A:
Southern Investment Plan Fee Schedule..............................     A-1

PROSPECTUS



                              THE SOUTHERN COMPANY
                            SOUTHERN INVESTMENT PLAN




         The Southern Company (the "Company" or "Southern Company") is pleased to offer participation in the Southern Investment Plan (the "Plan"). The Plan provides each shareholder of record of the Company's common stock with a convenient and economical way of purchasing additional shares of common stock through the reinvestment of cash dividends and/or through optional cash payments. Any shareholder of record is eligible to participate and may invest a minimum of $25 per payment and up to a maximum of $300,000 per calendar year. Persons who are not shareholders of record may become participants by making an initial payment of $250.


         Shares of common stock will be purchased under the Plan, at the option of the Company, from original issue shares or shares purchased on the open market. Any open market purchases or sales will be conducted through a bank or registered broker-dealer acting as an independent agent. The common stock is listed on the New York Stock Exchange.


         To the extent required by applicable law in any jurisdiction, shares of common stock offered under the Plan to persons not presently shareholders of record of common stock are offered only through a registered broker-dealer in such jurisdiction.


         This Prospectus contains a summary of the material provisions of the Plan and should be retained by Participants for future reference.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is _______________

                              AVAILABLE INFORMATION

         The Prospectus is prepared and distributed by Southern Company, the issuer of the securities offered hereby. This Prospectus relates to 5,372,048 shares of common stock previously registered and is part of a Registration Statement covering an additional 20,000,000 shares of Southern Company's common stock, $5 par value, registered for purchase under the Southern Investment Plan. The principal executive offices of Southern Company are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is 404/506-5000.



         No broker, dealer, salesman or other person has been authorized to give any information or to make any representations not contained or incorporated in this Prospectus in connection with the offering made hereby and, if given or made, such information or representations must not be relied upon as having been so authorized. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates, or an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of this Prospectus.



         Southern Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual, quarterly and current reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 800/SEC-0330.The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants including Southern Company that file electronically at http://www.sec.gov. The common stock of Southern Company is listed on the New York Stock Exchange (NYSE) and reports, proxy statements and other information concerning Southern Company can be inspected at 20 Broad Street, New York, New York 10005. Information about Southern Company is also available at HTTP://WWW.SOUTHERNCOMPANY.COM. Such web site is not a part of this Prospectus.



         SOUTHERN COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO HEREIN UNDER THE CAPTION "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED IN WRITING TO TOMMY CHISHOLM, SECRETARY, THE SOUTHERN COMPANY, 270 PEACHTREE STREET, N.W., ATLANTA, GEORGIA 30303.

                                SOUTHERN COMPANY

         Southern Company (NYSE: SO) is a super-regional energy company with more than 35,000 megawatts of electric generating capacity in the Southeast. It is one of the largest producers of electricity in the United States. Southern Company reported earnings for 2001 of $1.12 billion. As of the end of 2001, the company employed more than 26,000 people.

         Southern Company generated 165 billion kilowatt-hours of electricity in 2001 at its five Southeastern electric utilities: Alabama Power, Georgia Power, Gulf Power, Mississippi Power and Savannah Electric. Through these utilities, Southern Company supplies energy to a 120,000 square mile service territory spanning most of Georgia and Alabama, southeastern Mississippi and the panhandle region of Florida.

         In addition to the electric utilities listed above, Southern Company also owns an energy services business - Southern Company Energy Solutions, a competitive retail natural gas business - Southern Company Gas, a nuclear plant operations subsidiary - Southern Nuclear, wireless communications and fiber optics businesses - Southern LINC and Southern Telecom, and other subsidiaries including businesses involved in passive investments in synthetic coal-based fuel products and generation and energy-related assets in the electric industry. Through its Southern Power subsidiary, Southern Company participates in the competitive generation business in the Southeast.

         Southern Company has been listed on the New York Stock Exchange since September 30, 1949. With more than 500,000 shareholders, Southern Company common stock is one of the most widely held stocks in the United States.

         The principal executive offices of the Company are located at 270 Peachtree St. N.W., Atlanta, Georgia 30303, telephone 404/506-5000. For more information about Southern Company, visit the web site at http://www.southerncompany.com.


                          THE SOUTHERN INVESTMENT PLAN


PURPOSE


1. What is the purpose of the Southern Investment Plan?


         The purpose of the Plan is to provide existing shareholders with an economical and convenient way to increase their holdings in Southern Company common stock. The Plan is also available to new investors to make an initial investment in the common stock of the Company. To the extent that shares for the Plan are purchased from the Company, the funds will be used for general corporate purposes.


FEATURES


2.   What are some of the key features of the Southern Investment Plan?

1. The Plan has a direct purchase feature that enables persons not presently owning Southern Company common stock to become Participants by making an initial cash payment of at least $250 (the "Initial Cash Payment") for the purchase of common stock.

2. Participants have the option of receiving or reinvesting the dividends on Plan and certificated shares.

3.   Dividends can be received by check or electronic deposit to a bank account.

4. Participants can invest, through cash payments, a maximum total amount of $300,000 per calendar year.

5.   Shares will be purchased with cash payments twice a month.

6. In addition to sending in checks, Participants can also make monthly optional cash payments via electronic withdrawals (direct debit) from their bank accounts.

7. Stock certificates can be deposited into a Participant's account as Plan shares.

8. Accounts will be credited with dividends on all whole and fractional Plan shares.

9. Plan shares may be sold through the Plan, subject to certain restrictions and limitations.

10. Participants may direct the transfer of all or a portion of their Plan shares, subject to standard transfer rules and requirements.


ADMINISTRATION


3. Who administers the Plan?


         The Plan is administered by Southern Company Services, Inc. ("SCS"), the Company's stock transfer agent, registrar and dividend disbursing agent. As Administrator, SCS acts as agent for Participants and keeps records, sends statements and performs other duties relating to the Plan. SCS reserves the right to resign as Administrator at any time, whereupon Southern Company would designate a new administrator.


4. How do I contact the Plan Administrator?

         Mail                               Courier
         SCS Stockholder Services           SCS Stockholder Services
         P. O. Box 54250                    270 Peachtree St. N.W.
         Atlanta, Georgia  30303-0250       16th Floor
                                            Atlanta, Georgia  30303

         Phone                              E-Mail
         Toll-free  800/554-7626            stockholders@southerncompany.com
         FAX        404/506-0945

         When communicating with the Administrator, Participants should provide their account number, taxpayer identification number and a daytime telephone number. Plan documents and transaction request forms can be downloaded from the Southern Company web site at http://www.southerncompany.com.


5. In what form are instructions given to the Administrator?


         Generally, instructions from a Participant to the Administrator must be in writing. In the future, the Administrator may allow certain instructions to be given in other forms.


6. Is it important that I stay in contact with the Administrator?


         Yes. Many state unclaimed property laws specify that if an account owner does not initiate "active contact" with an administrator or agent during any three-year period, the property in the account may be deemed "abandoned." For accounts that meet a state's definition of "abandoned," the administrator may be legally required to transfer the property in the account, including shares and dividends, to the state of the account's last known residence. To prevent this from occurring to a Plan account, Participants should immediately notify the Administrator of any change of address and respond as directed to mailings requesting they contact the Administrator.


7. May the Plan be amended, suspended or terminated?


         Yes. Southern Company reserves the right to suspend, modify or terminate the Plan at any time. All Participants will receive notice of any such suspension, substantive modification or termination.








8. Who purchases and sells stock for the Plan?


         The Administrator appoints a registered broker-dealer or bank as Independent Agent to purchase and sell stock on the open market on behalf of the Plan. The Administrator reserves the right to change the Independent Agent without notice.


ELIGIBILITY


9. Who is eligible to participate in the Southern Investment Plan?


         Any person or legal entity residing in the United States, whether or not a common stock shareholder of record, is eligible to participate in the Plan. Citizens or residents of a country other than the United States, its territories and possessions, are eligible to participate if such participation would not violate laws applicable to the Company or the Participant.


ENROLLMENT


10. How does an investor request enrollment in the Plan?


o Shareholders of Record:


         Shareholders who have a current account but are not enrolled in the Plan may become participants by sending a completed Current Shareholder Enrollment Form to the Administrator. You can request a Form by calling Stockholder Services or by downloading the Form from the Company's web site. There is no enrollment fee.


o Eligible Investors:


         Eligible investors may apply for enrollment in the Plan by completing all required sections of the New Investor Enrollment Form and sending it to the Administrator. The Form can be downloaded from the Company's web site. The Form must be accompanied by an Initial Cash Payment of one check or money order made payable in U.S. dollars to Southern Company. The minimum amount for an Initial Cash Payment is $250 and the amount for investment can not exceed $300,000. A $10 enrollment fee will be deducted from the Initial Cash Payment. Do not send cash or third party checks. No interest will be paid on Initial Cash Payments held for investment pending the purchase of shares.


         If the Plan account will be registered in more than one name, all potential Participants must sign the New Investor Enrollment Form. The Administrator reserves the right to limit or combine Plan accounts with identical taxpayer identification numbers and/or legal registrations.


o Employees:


         Full or part-time employees of the Company or any of its subsidiaries may apply for enrollment in the Plan by returning a completed Employee Enrollment Form and a check for at least $25. The Form is available from the Administrator. There is no enrollment fee. Accounts established through the employee enrollment process must contain the employee's name in the registration. No interest will be paid on Initial Cash Payments held for investment pending the purchase of shares.


o Beneficial Holders:


         A beneficial owner of common stock whose shares are held in a "street-name" brokerage account may participate in the Plan by instructing the broker to register shares in record form or make arrangements with the broker to participate if such service is offered.


11. When will enrollment take effect?


         Investors applying for enrollment will become Participants after a properly completed New Investor Enrollment Form has been received and accepted by the Administrator.





DIVIDENDS


         Dividend record and payment dates are subject to declaration by the Company's Board of Directors. The dividend record date is the date on which you must be registered as a shareholder in order to receive a declared dividend. Record dates are generally the first Monday of February, May, August and November. The payment date is the day when the dividend is payable to shareholders of record. Payment dates are generally the sixth day of March, June, September and December. When a Participant chooses or changes a dividend option, written instructions must be received by the Administrator on or before a dividend record date to be effective for the related dividend payment date.


         Unless otherwise specified, all Plan shares will be treated as Full Dividend Reinvestment. A Participant may change a dividend option at any time by sending written instructions or a signed Transaction Form to the Administrator. No interest will be paid on dividends held for investment pending the purchase of shares.


12. What are the options for reinvesting or receiving dividends?


         Participants have three options regarding how their dividends can be treated under the Plan. Optional Cash Payments can be made under any option.


         A. Full Dividend Reinvestment: Reinvest all dividends payable on Southern Company common stock shares including certificated shares and Plan shares.


         B. Partial Dividend Reinvestment:


                  1. Receive dividends on all certificated shares and reinvest the dividends on all Plan shares.


                  2. Reinvest the dividends on a specified number of whole shares and receive dividends on the remaining shares. Shares specified to reinvest dividends may be made up of a combination of certificated shares and Plan shares.


                  3. Receive dividends on a specified number of whole shares and reinvest dividends on the remaining shares. Shares specified to receive dividends may be made up of a combination of certificated shares and Plan shares.


         C. Cash Dividends: Receive all dividends payable on Southern Company common stock shares including certificated shares and Plan shares.


13. Can I have my cash dividends electronically deposited?


         Yes. Participants may request that cash dividends be transmitted to a Participant's pre-designated bank account. No third party accounts can be utilized. The account must be at a financial institution that is a member of the National Automated Clearing House Association. To initiate this service, Participants must send a completed Electronic Dividend Deposit Authorization Form along with a voided check or savings deposit slip to the Administrator. The Form can be found on a dividend check stub or can be downloaded from the Company's web site. Initial set-up or changes to electronic deposit instructions will be made as soon as practicable.


OPTIONAL CASH PAYMENTS


14. What are the minimum and maximum amounts for Optional Cash Payments?


         The minimum optional cash payment (the "Optional Cash Payment") is $25 per payment and the maximum is $300,000. The total amount of Optional Cash Payments that can be credited to any individual account during a calendar year is $300,000, which includes the Initial Cash Payment. There is no obligation to make an Optional Cash Payment in any period, and the same amount need not be sent each time. No interest will be paid on Optional Cash Payments held for investment pending the purchase of shares.


15. How do I make an Optional Cash Payment?


         Participants should send one check or money order per account payable in U.S. dollars to Southern Company. Cash or third party checks are not allowed. The check should be accompanied by the Optional Cash Payment portion of the Participant's Plan Statement and mailed to Stockholder Services. If the check or money order representing an Optional Cash Payment does not have a Plan account number written on it, the check or money order may be returned.


16. Are there deadlines for receipt of Optional Cash Payments?


         Yes. Optional Cash Payments must be received at Stockholder Services at least three business days prior to the 10th and 25th of each month. Payments received after the deadline will be credited to the Participant's account and used to purchase shares in the next investment period.


17. Can I have Optional Cash Payments automatically withdrawn from my bank account?


         Yes. You can authorize monthly electronic withdrawals (direct debit) from your account at a financial institution that is a member of the National Automated Clearing House Association. No third party accounts can be utilized. The minimum amount for monthly direct debit is $25. To initiate this service, Participants must send a completed Direct Debit Authorization Form to the Administrator. The Form can be downloaded from the Company's web site.


         Funds will be withdrawn from the Participant's account on the last banking day of each month and will be used to purchase common stock during the investment period following the date of such debit. To change any aspect of the instruction, Participants must send a revised Direct Debit Authorization/Change Form or written instructions to the Administrator. Initial set-up or changes to direct debit instructions will be made as soon as practicable.


18. Can a cash payment be refunded?


         Yes. A written request to refund a cash payment must be received by the Administrator at least three business days prior to the start of an Investment Period (10th and 25th of each month). Refund checks will be issued only after confirmation that the monies representing the payment to be refunded have been received by the Administrator.


19. How are payments with "insufficient funds" handled?


         If the Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information, the Administrator will consider the request for such purchase null and void and will immediately remove from the Participant's account any shares already purchased upon the prior credit of such funds. The Administrator is entitled to place a hold on the Plan account until an "insufficient funds" fee is received from the Participant or to sell any such shares to satisfy any uncollected amounts. In the event the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator is entitled to sell such additional shares from the Participant's account as are necessary to satisfy the uncollected balance. (See Appendix A -- Fee Schedule).


PURCHASE OF COMMON STOCK


20. What is the source of common stock purchased through the Plan?


         At the Company's discretion, common stock for the Plan will be purchased on the open market or purchased directly from the Company.


21. How is common stock purchased on the open market?


         The Administrator will separately aggregate Participants' dividends for reinvestment and initial/optional cash payments and notify the Independent Agent of the amount available for purchase for the relevant Investment Period. The Independent Agent has sole control over the time and price at which it purchases common stock for the Plan.


22. How is the purchase price determined?


         The price per share for shares purchased on the open market will be the weighted average price paid by the Independent Agent to acquire the shares, excluding broker commissions and related fees.


         The price per share for shares purchased from the Company with dividends will be equal to the average of the high and low market prices on the Dividend Payment Date. For shares purchased from the Company with cash payments, the price per share will be equal to the average of the high and low market prices on the 10th or 25th of the month, as applicable. The price for shares purchased from the Company will be calculated based on market prices as reported by the NYSE for composite transactions or other authoritative source reporting NYSE composite transactions.


         When shares are purchased from the Company and the common stock is not traded on the New York Stock Exchange (NYSE) on the days specified above, the price for shares purchased with dividends will be equal to the average of the high and low market prices on the trading days immediately preceding and following the Dividend Payment Date. For shares purchased with cash payments, the price will be the average of the high and low market prices on the trading day immediately following the 10th or 25th.


         The Company will pay the brokerage commission on shares purchased on the open market. These commissions will be considered as additional income to Participants for tax purposes and will be reported on IRS Form 1099-DIV year-end tax statements. There are no commissions on shares purchased from the Company.


23. When are the Investment Periods for the purchase of shares?


Dividends:


         There is one Investment Period per quarter for dividends. If shares are to be purchased on the open market, purchases may begin up to three business days before the Dividend Payment Date and will generally be completed within thirty days after the Dividend Payment Date, except where beginning at an earlier date or completion at a later date is necessary or advisable under applicable federal regulations and securities laws.


Cash Payments:


         There are two Investment Periods each month for cash payments which start on the 10th or 25th of each month, respectively. If shares are to be purchased on the open market, purchases can begin at the start of the Investment Period or, if the NYSE is closed, the next business day. Purchases will usually be completed before the next Investment Period begins, but no longer than thirty-five days after receipt of cash payments. However, the Independent Agent in its sole discretion may extend the purchase period if completion at a later date is necessary or advisable under applicable federal regulations and securities laws.


24. When will purchased shares be credited to my account?


         Shares purchased on the open market will be credited to Participant accounts in book-entry form as of the date the Independent Agent notifies the Administrator that purchases of all shares have settled. An advice confirming the transaction will be mailed after the settlement date.


         Shares purchased from the Company with dividends will be credited to Participant accounts in book-entry form on or about the Dividend Payment Date. Shares purchased from the Company with cash payments will be credited to Participant accounts in book-entry form on or about the 10th or 25th of the month.


25. Can I request the purchase of a specific number of shares, a specific purchase price or a specific purchase date?


         No.





PLAN SHARES


26. How do I transfer my Plan shares?


         A Participant may transfer the ownership of all or a portion of Plan shares by sending the Administrator a written transfer request along with a properly executed "stock power" (may be obtained from most commercial banks or brokers). A Stock Transfer Request Form and transfer instructions can be downloaded from the Company's web site.


         Generally, the signatures of all account owners must be "medallion guaranteed" by a guarantor, generally commercial banks and NYSE member brokers, who participates in the Securities Transfer Agents Medallion program or other recognized signature guarantee programs. Plan Participants may not pledge or assign Plan shares.


         Shares from Plan accounts will be transferred in book-entry form. For transfers to an existing Plan account, the transfer instructions should specify the recipient's Plan account number. If the transfer results in the establishment of a new account, all transferred shares will automatically be enrolled as Full Dividend Reinvestment. New Plan Participants will be sent Plan information and forms through which they may make elections with regard to Plan options and services, including the reinvestment of dividends.


27. Can I obtain a stock certificate for my Plan shares?


         Yes. Participants can obtain a certificate for any or all of their whole Plan shares by sending a written request to the Administrator. A single certificate will be issued within two business days of receipt of the written request if no sale of shares is involved. The issuance of Plan shares in certificate form will not change a Participant's reinvestment instructions unless otherwise directed. Shares issued from a Plan account in certificate form will be produced in the name(s) in which the account is registered. A certificate for a fraction of a share cannot be issued.


28. Can I "gift" shares to others?


         Yes. To "gift" Plan shares requires a legal transfer to or the purchase of shares for another person. No provision is available through the Plan for delaying confirmation of the transaction to the recipient of either a transfer or purchase. Shares of common stock may be provided in three ways:


         A. Submit a completed New Investor Enrollment Form with a minimum Initial Cash Payment of $250 to establish a Plan account in the recipient's name.


         B. Submit an Optional Cash Payment of at least $25 on behalf of a person who is currently a Participant and provide Participant's account number.


         C. Transfer shares from existing Participant's account to another person.


         Shares purchased or transferred in any of the above ways will be credited to the recipient's account in book-entry form. All Plan provisions relating to the establishment of a new account, processing of cash payments and the transfer of shares apply to the above.


29. Can I have my stock certificates deposited to a Plan account?


         Yes. Participants may send the Administrator their common stock certificate(s) and request in writing they be deposited as Plan shares into their account. It is suggested that stock certificates be sent "registered and insured" mail or by some other safe means as the Participant bears the risk of loss in transit. The certificate(s) should not be endorsed.


         A completed Current Shareholder Enrollment Form must also be provided if the account is not already enrolled in the Plan. The Form can be downloaded from the Company's web site. Shares deposited in the Plan will be in book-entry form. Deposited shares will be enrolled as Full Dividend Reinvestment unless otherwise instructed.





SALE OF PLAN SHARES


30. How do I request that my Plan shares be sold?


         Participants should send a completed Sell portion of a Plan statement or a written sales request to the Administrator. The request must be signed by ALL account owners. Only Plan shares can be sold through the Plan. Participants may request the sale of all or a specified number of whole Plan shares. Certificated shares must first be deposited to a properly enrolled Plan account as book-entry shares before they can be sold.


         Plan shares cannot be sold outside of the Plan. To sell shares outside the Plan through a private transaction or through a broker, Participants should request that a stock certificate be issued and sent to them.


31. How and when are Plan shares sold?


         Sales requests are aggregated and generally processed once per week or within five business days of receipt. The Administrator forwards sales instructions to the Independent Agent who will process the order on the open market. The Participant will receive the proceeds of the sale, less any applicable broker commission, related service fees and taxes (see Appendix A --Fee Schedule). A check for the sale proceeds will be made payable to the registered account owner(s) and will be mailed First Class by the Administrator three business days after the sale date when the trade settles.


32. Is there a time when I cannot sell Plan shares?


         Yes. Shares will not be sold during the dividend posting period which extends from ex-dividend date, as established by the NYSE, to four business days after Dividend Record Date. Any sales requests received during this period will be processed after the dividend posting period ends.


33. Can I request the sale of my shares at a specific price or on a specific date?


         No.


REPORTS TO PARTICIPANTS


34. What reports will I receive as a Participant?


         Following the end of each calendar quarter, the Administrator will send statements to Plan Participants. Generally, these statements will be placed in the mail within five to seven business days after the end of the quarter. The statement will reflect the shares in the Plan account and provide a record of dividends paid and/or reinvested, shares purchased with Initial and Optional Cash Payments, certificates deposited, shares sold or transferred and quarter ending account value. You can also view your account information online (see Q.
47).


         Participants will also receive a year-end statement summarizing Plan activity during the year and IRS Form 1099-DIV showing total dividends paid. If applicable, IRS Form 1099-B will be provided separately representing the proceeds of any stock sale. Each Participant will also receive any communications sent to record holders of common stock.



      PARTICIPANTS SHOULD RETAIN ALL YEAR-END STATEMENTS. THESE STATEMENTS
          PROVIDE COST BASIS INFORMATION WHICH IS NECESSARY FOR CERTAIN
  TAX CALCULATIONS. REQUESTS FOR DUPLICATE COPIES OF STATEMENTS OR REPLACEMENT
                     INFORMATION MAY ENTAIL A SERVICE FEE.






TERMINATING PLAN PARTICIPATION


35. How do I terminate my participation in the Plan?


         Participants can terminate participation in the Plan by sending the Administrator a signed written request. The request must be signed by ALL account owners. Based on these instructions, the Administrator will:


              A. Issue a certificate for the whole Plan shares and forward the certificate and a check for the proceeds from the sale of any fractional share (less applicable broker commissions and service fees); OR


              B. Issue a certificate for a portion of the whole Plan shares, sell all remaining Plan shares and forward the certificate and a check for the proceeds from the sale of shares (less applicable broker commissions and service fees); OR


              C. Sell all Plan shares and forward a check for the proceeds (less applicable broker commissions and service fees).


         A check for the proceeds from any sale will generally be mailed First Class by the Administrator three business days after the sale date when the trade settles. Future dividends on certificated shares previously enrolled in the Plan will be paid by check. All Plan provisions relating to the sale of shares through the Plan apply in terminating participation in the Plan.


         If a request to terminate participation is received after the dividend posting period ends, but before the related Dividend Payment Date, a dividend check will be mailed separately to the Participant as soon as practicable following the Dividend Payment Date.


36. Is there a time when I cannot terminate my Plan participation?


         Yes. During the dividend posting period which extends from the ex-dividend date, as established by the NYSE, to four business days after Dividend Record Date, Plan participation cannot be terminated. Requests received during this period will be processed when the dividend posting period ends.


37. Can the Administrator terminate my participation in the Plan?


         Yes. If the book-entry share balance in a Plan account is less than one whole share, the Administrator reserves the right to terminate the account without advance notice. A check for the value of any fractional share (based on the then current market price, less applicable broker commissions and service fees) will be sent to the Participant. The Administrator reserves the right to waive certain sales fees when terminating participation of accounts with a fractional share. Further, the Administrator reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons in order to eliminate practices which are inconsistent with the purpose of the Plan.


COSTS AND EXPENSES


38. Are there any costs to enroll in the Plan?


         Yes. There is a one time fee to enroll in the Plan for eligible investors other than shareholders of record and employees of the Company or any of its subsidiaries. (See Appendix A -- Fee Schedule).


39. Are there any costs in connection with my participation or stock purchases under the Plan?


         No. All costs of administration of the Plan and purchase commissions are paid by the Company.


40. Is there a cost to sell shares through the Plan?


         Yes. Participants pay a broker commission/service fee on each share of stock sold through the Plan (see Appendix A -- Fee Schedule).





41. Can the Fee Schedule be changed?


         Yes. The Administrator reserves the right to impose or modify any or all fees in the future. Changes in the Fee Schedule will be announced to Participants approximately 60 days prior to the effective date. Any such change will be deemed to be accepted by Participants who do not terminate participation in the Plan prior to the effective date of the change. Participants should contact the Administrator to obtain current fee information.


OTHER INFORMATION


42. What impact will a Stock Dividend or Stock Split have on my account?


         Any dividends payable in common stock or common stock split shares distributed by the Company on shares in a Plan account will be added to the Participant's account in book-entry form.


43. How do I vote my Plan Shares?


         All Plan shares are voted in the same manner as shares of common stock registered in a shareholder of record's name. Participants will receive proxy materials from the Company for each stockholder meeting, including a form of proxy covering all Plan shares as of the proxy record date. If no instructions are received on a returned and signed form of proxy with respect to any item thereon, all of a Participant's whole and fractional shares will be voted in accordance with the recommendations of the Company's Board of Directors. If the form of proxy is not returned or is returned unsigned, none of the Participant's shares will be voted unless the Participant votes in person or appoints another person as proxy to vote his or her shares.


44. How will my Plan account be impacted if Southern Company has a Rights Offering?


         If the Company has a rights offering, warrants representing the rights on all Plan shares registered in the name of Southern Company Services, Inc. (or its nominee) will be issued to Southern Company Services, Inc. Southern Company Services, Inc. will sell such rights, credit each Participant's account in proportion to the full and fractional shares held therein on the record date for such rights and treat the proceeds as an optional cash payment. The proceeds will not be subject to the annual $300,000 cash maximum. Any Participant who wishes to exercise stock purchase rights on his or her Plan shares must request, prior to the record date for any such rights, that Southern Company Services, Inc. forward to him or her a certificate for full shares. Warrants representing rights on shares held directly by Participants will be mailed directly to them in the same manner as to shareholders not participating in the Plan.


45. What are the responsibilities of the Company and the Administrator under the Plan?


         The Company and Southern Company Services, Inc., in administering the Plan, will not be liable for any act performed in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to close a Participant's account upon such Participant's death prior to receipt of notice in writing of such death.


46. Are shares issued through the Direct Registration System eligible for participation in the Plan?


         If and when Southern Company common stock becomes eligible for issuance through the Direct Registration System (DRS), such DRS shares will be eligible for participation in the Plan.


47. What information is available about the Plan through the Internet?


         Extensive information about the Company and the Plan is available through the Company web site at http://www.southerncompany.com. Within the Investor Relations/Stockholder Services section you can download various transaction request forms, review responses to Frequently Asked Questions about the Plan and obtain on-line access to stockholder account information, including shares and transactions associated with the Plan.





48. Am I protected against losses by participating in the Plan?


         No. Participants should recognize that neither the Company nor Southern Company Services, Inc. can assure them of a profit or protect them against a loss on the shares purchased or sold under the Plan.



                           INTERPRETATION OF THE PLAN

         The Company may in its absolute discretion interpret and regulate the Plan as deemed necessary or desirable in connection with the operation of the Plan and direct the Administrator with respect to resolving questions or ambiguities concerning the various provisions of the Plan.




                         FEDERAL INCOME TAX CONSEQUENCES

     Participants are advised to consult their own tax or financial advisor with respect to the tax consequences of participation in the Plan (including federal, state, local and other tax laws and U. S. withholding laws).


         In general, the dividends paid on common stock are considered taxable income, whether the shares are held in certificate, book-entry or through the Plan and whether the dividends are received in cash or reinvested through the Plan. The information sent to you and reported to the IRS after each year-end will provide the information required to complete your income tax return.


         The tax basis of shares acquired through the reinvestment of dividends will be equal to the value of dividends reinvested. The tax basis of shares purchased with cash investments will be equal to the amount of such investments.


         Upon the sale of either a portion or all shares from the Plan, a Participant may, in general, recognize a capital gain or loss based on the difference between the sales proceeds and the tax basis in the shares sold, including any fractional share. The capital gain or loss will be long-term if the shares were held for more than one year.


         For participants who are subject to U.S. withholding or foreign taxes, the Company will withhold the required taxes from the gross dividends or proceeds from the sale of shares. The dividends or proceeds received by the Participant, or dividends reinvested on behalf of the Participant, will be net of the required taxes. Voluntary tax withholding is not an option.


      PARTICIPANTS SHOULD RETAIN ALL YEAR-END STATEMENTS. THESE STATEMENTS
          PROVIDE TAX BASIS INFORMATION WHICH IS NECESSARY FOR CERTAIN
  TAX CALCULATIONS. REQUESTS FOR DUPLICATE COPIES OF STATEMENTS OR REPLACEMENT
                      INFORMATION MAY ENTAIL A SERVICE FEE.


                                 USE OF PROCEEDS

         The Company will receive proceeds from the purchase of common stock pursuant to the Plan only to the extent that such purchases are made directly from the Company and not from open market purchases. Proceeds received by the Company (which cannot be estimated), if any, will be used for general corporate purposes.
















                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have heretofore been filed by Southern Company with the SEC, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

          1.   Annual Report on Form 10-K for the year ended December 31, 2001.

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

          3. Current Reports on Form 8-K dated January 29, 2002, January 30, 2002, February 13, 2002, March 28, 2002, July 24, 2002 and August
               12, 2002.

          4. The description of Southern Company's common stock contained in Registration No. 333-64871 filed under the Securities Act of 1933, as amended.


All documents subsequently filed by Southern Company with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

APPENDIX A







                            SOUTHERN INVESTMENT PLAN

                                  Fee Schedule*




                        ITEM                                FEE/COMMISSION
Enrollment Fee                                       $10.00(deducted from
(Non-shareholder/non-employee)                             Initial Cash Payment)
Sale of Shares                                       $.06 per share
Insufficient Funds
- Check or Direct Debit                              $25 per item
Replacement Documents
- IRS Form                                           No charge
- Check                                              No charge
- Account Statements (1998 to current year)          No charge
Account Activity Information
- 1985 through current                               No charge if current
                                                     account holder; otherwise,
Dividend Reinvestment Plan Purchase Price            $20per account request
Information
- 1975 through 1987                                  No charge







                     Subject to Revision* -- See Question 41


       Contact SCS Stockholder Services to obtain current fee information.

                                      II-5
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The estimated expenses of issuance and distribution to be borne by Southern are as follows:

         Filing fee of Securities and Exchange Commission
              relating to registration statement                $ 47,068
         Listing on New York Stock Exchange                      100,300
         Charges of Plan Administrator                            15,000
         Charges of transfer agent and registrar                  15,000
         Printing and preparation of registration statement,
              prospectus, etc.                                    50,000
         Fee of counsel                                           25,000
         Fee of accountants                                       30,000
         Services of Southern Company Services, Inc.              20,000
         Miscellaneous                                             7,632
                                                                --------

         Total                                                   $310,000
                                                                 ========

Item 15.          Indemnification of Directors and Officers.

         Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         The By-Laws of SOUTHERN provide in substance that no present or future director or officer of SOUTHERN shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating SOUTHERN or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such By-Laws described.

         The By-Laws of SOUTHERN also provide in pertinent part as follows:

                  "Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

                  Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation."

         SOUTHERN has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

Item 16.          Exhibits.

      Exhibit
      Number

          4.1 Composite Certificate of Incorporation of Southern reflecting all amendments to date. (Designated in Registration No. 33-3546 as Exhibit 4(a), in Certificate of Notification, File No. 70-7341, as Exhibit A, and in Certificate of Notification, File No. 70-8181, as Exhibit A.)

          4.2 By-Laws of Southern as amended effective October 21, 1991 and presently in effect. (Designated in Form U-1, File No. 70-8181, as Exhibit A-2.)

          5.1  Opinion of Troutman Sanders LLP, counsel for Southern.

          24.1 Powers of Attorney and resolution.


         Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission, and which were designated as noted above, are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

Item 17.          Undertakings.

         (a) Undertaking related to Rule 415 offering:

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Undertaking related to acceleration of effectiveness:

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 20th day of November, 2002.

                                   THE SOUTHERN COMPANY

                                   By:  H. Allen Franklin
                                   Chairman of the Board, President
                                   and Chief Executive Officer


                                   By:   /s/Wayne Boston
                                        (Wayne Boston, Attorney-in-Fact)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                             Title                    Date

     H.Allen Franklin      Director and Chairman of the
                           Board, President and Chief Executive Officer
                           (Principal Executive Officer)

     Gale E. Klappa        Executive Vice President, Chief Financial
                           Officer and Treasurer
                           (Principal Financial Officer)

     W. Dean Hudson         Comptroller and Chief Accounting
                            Officer (Chief Accounting Officer)

     Daniel P. Amos        )
     Dorrit J. Bern        )
     Thomas F. Chapman     )
     Bruce S. Gordon       )        Directors
     L. G. Hardman, III    )
     Donald M. James       )
     Zack T. Pate          )
     Gerald J. St. Pe      )


By:    /s/Wayne Boston                                      November 20, 2002
      --------------------------------------------
      (Wayne Boston, Attorney-in-Fact)